Nareit’s REITworld: 2021 Annual Conference November 9-11, 2021 Exhibit 99.1

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development and redevelopment activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, supply level, job growth, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this presentation may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements: the COVID-19 pandemic and measures taken or that may be taken by federal, state and local governmental authorities to combat the spread of the disease; inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry and sector; adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns; failure of new acquisitions to achieve anticipated results or be efficiently integrated; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; material changes in operating costs, including real estate taxes, utilities and insurance costs due to inflation and other factors; inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage; ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing; the effect of any rating agency actions on the cost and availability of new debt financing; the effect of the phase-out of the London Interbank Offered Rate, or LIBOR, as a variable rate debt benchmark by the end of 2021 and the transition to a different benchmark interest rate; significant decline in market value of real estate serving as collateral for mortgage obligations; significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product; our ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; inability to attract and retain qualified personnel; cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions; potential liability for environmental contamination; changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operation; extreme weather, natural disasters, disease outbreak and public health events; legal proceedings or class action lawsuits; compliance costs associated with numerous federal, state and local laws and regulations; and other risks identified in reports we file with the Securities and Exchange Commission from time to time, including those discussed under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update or revise any forward-looking statements appearing in this presentation to reflect events, circumstances or changes in expectations after the date of this presentation. REGULATION G This presentation contains certain non-GAAP financial measures within the meaning of the Securities Exchange Act of 1934, as amended. Our definitions of such non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures can be found in the accompanying Appendix and under the “Filings & Financials – Quarterly Results” navigation tab on the “For Investors” page of our website at www.maac.com.

Creating Value Through The Full Market Cycle

1

Differentiated Portfolio Strategy

- MAA's differentiated approach and strategy has delivered long-term total shareholder return outperformance.
- MAA's focus on the high-growth Sunbelt region, appealing to the largest segment of the rental market, captures strong demand and greater stability.

2

Outlook & Update

- Portfolio strategy supports above-sector-average rent growth prospects.
- Redevelopment opportunities within the existing portfolio will drive further rent growth upside.
- Redevelopment and new tech initiatives drive increasing margin expansion opportunity (100-200bps expected over the next few years)
- Growing development pipeline will drive meaningful future value capture.

3

Technology Initiatives & Innovation

- MAA's focus on technology at both the property and corporate level drive additional value and competitive advantage.
- Smart home installations expected to continue to enhance revenue into 2022.
- Advances in website lead generation technology and virtual leasing expand our ability to effectively reach prospective residents.

4

Robust Redevelopment Program

- MAA's proven unit interior redevelopment program enhances long-term earnings potential.
- Significant opportunities remain throughout portfolio.
- Additional and more extensive property repositioning activity is expected to drive additional property level rent growth.

5

External Growth Opportunities

- MAA's focus on the high-growth Sunbelt region for over 25 years, superior track record of closing performance and strong balance sheet drive robust deal flow.
- Expanded growth platform through in-house new development operation.
- JV "pre-purchase" development program drives additional external growth opportunity.

6

Balance Sheet Strength

- MAA maintains a strong investment grade balance sheet and strong dividend payout ratio - positioning us well to pursue new growth opportunities and offering protection from potential downside pressures.

7

Sustainability

- MAA's sustainability commitment is a key part of how we provide exceptional service and long-term value for our stakeholders.

MAA

Unique Market Diversification and Submarket Balance across the Sunbelt Region… Multifamily Market Multifamily Market and Regional Office Multifamily Market and Corporate Headquarters 1 Based on gross asset value at 9/30/2021 for total multifamily portfolio 2 Average effective rent/unit for 3Q 2021 of $1,375 or higher for A to A+ and below $1,375 for B to B+ for total multifamily portfolio 3 Garden = 3 stories or less; Mid-rise = 4 to 9 stories; High rise = 10+ stories Source: Company and Company 3Q 2021 Earnings Release Supplemental TOP 10 MARKETS % 3Q 2021 SS NOI Atlanta, GA 13.0% Dallas, TX 8.7% Tampa, FL 6.7% Charlotte, NC 6.5% Austin, TX 6.4% Orlando, FL 6.3% Washington, DC 5.9% Raleigh/Durham, NC 5.3% Nashville, TN 4.6% Houston, TX 4.1% DIVERSIFIED WITHIN SUBMARKETS1 DIVERSIFIED IN PRICE POINTS1,2 DIVERSIFIED IN ASSET TYPES1,3 289 SAME STORE COMMUNITIES 97,003 SAME STORE UNITS Drive superior full cycle performance.

High Quality Properties Appealing to a Large Portion of the Rental Market… MAA Lenox Atlanta , GA MAA Worthington Dallas, TX MAA Reserve Charlotte, NC Charlotte at Midtown Nashville, TN Sync 36 Denver, CO MAA Parkside Orlando, FL Drive more robust long-term growth performance and greater stability through a full market cycle.

Strong Demand Prospects for Sunbelt Markets Source: Moody’s Job growth prospects Population growth Household formation STRENGTH in MAA Markets Household formation above population growth projections supports continued in-migration trends for MAA markets. Sunbelt markets capture higher demand for housing.

U.S Markets with Highest Cumulative Rent Growth Projections: 2022-2026 Strong Rent Growth Prospects for Sunbelt Markets Source: Yardi Matrix, Green Street, Company MAA Markets (Weighted by MAA 3Q21 Same Store NOI) Non-MAA REIT Markets (Weighted by Sector NOI) All Markets Projected Rent Growth (2022 – 2026) 22.6% 21.2% 20.7% CAGR (2022 – 2026) 4.2% 3.9% 3.8%

2021 Operating Update SAME STORE Full Year 2020 Q1 2021 Q2 2021 Q3 2021 OCT 2021 EFFECTIVE LEASES NEW LEASE AVG Pricing Growth Lease Over Lease -2.5% -0.8% 8.7% 20.4% 19.9% RENEWAL AVG Pricing Growth Lease Over Lease 5.2% 6.9% 7.8% 10.7% 13.4% BLENDED AVG Pricing Growth Lease Over Lease 1.3% 2.7% 8.2% 15.0% 16.3% Average Physical OCCUPANCY 95.6% 95.7% 96.4% 96.4% 95.9%

2022 Initial Considerations OPERATIONS CAPITAL ALLOCATION/SOURCES & USES Pricing: Blended lease over lease pricing for the full year 2021 is expected to be in the 10% range, driving strong “earned in” rent growth in the 5% range into 2022. With a typical 12-month lease term, 2022 effective rent growth will be influenced relatively equally between pricing achieved in 2021 and future 2022 pricing Supply/Demand: Overall supply in MAA markets has been 3.0%-3.5% of inventory for the last few years; current expectation is that 2022 looks similar, perhaps down slightly from 2021 Job growth expectations in the Sunbelt region continue to be strong with 2022 job growth expected in the 3.5% range for MAA markets vs a national average of around 3.0% Operating Expenses: Personnel: Expect year over year trends to reflect the more competitive labor market with some offset from elimination of on-site positions due to new tech programs. Repair & Maintenance: Expect year over year trends to reflect supply chain and inflationary cost pressures. Real Estate Taxes: Rent growth and cap rate environment expected to pressure this area, with pressure particularly focused in the annual revaluations states (TX, FL) General & Administrative/Property Management Expenses: Expect continued investment in technology platform and ESG initiatives Development/Acquisitions: 3 of 8 development projects are expected to be completed in Q4 2021. Several new starts are expected in 2022 through our in-house and pre-purchase development programs. MAA currently owns and/or controls land in Denver (3 sites), Raleigh, and Tampa, and is negotiating pre-purchase projects in Charlotte and Salt Lake City Strong yields expected on new starts in the 5.5% to 5.75% range We continue to monitor the acquisition market for opportunities that will add value to our current portfolio Redevelopment (see additional slides): Expect to continue a similar level of unit interior upgrades in 2022 Expect to continue program of repositioning select properties in 2022 Expect to continue a similar level of Smart Home installations in 2022 Dispositions: Expect to execute on a similar volume of dispositions in 2022 as 2021 Debt/Equity: Only $125 million of debt maturities in 2022 Currently no equity needs anticipated for 2022

SAME STORE RESIDENT PROFILE IN TOP MARKETS Q3 2021 AVG NEW LEASE RENTS Q3 2021 AVG NEW RESIDENT INCOME RENT/ INCOME MEDIAN RESIDENT AGE % SINGLE TOP 5 EMPLOYMENT SECTORS 1 2 3 4 5 Atlanta, GA $1,805 $95,683 22.6% 33 82% Dallas, TX $1,535 $86,684 21.2% 33 84% Charlotte, NC $1,518 $78,884 23.1% 34 84% Austin, TX $1,644 $86,238 22.9% 34 80% Washington, DC $1,941 $99,236 23.5% 34 79% MILITARY Tampa, FL $2,088 $104,242 24.0% 37 80% Orlando, FL $1,790 $92,790 23.1% 37 71% Nashville, TN $1,632 $86,635 22.6% 34 81% Raleigh/Durham, NC $1,448 $80,381 21.6% 33 84% Houston, TX $1,366 $77,125 21.3% 34 84% Same Store $1,609 $85,619 22.6% 34 81% High Quality Resident Profile + Affordable Rents = Solid Collections Performance and Rent Growth Opportunity PRIMARY EMPLOYMENT SECTORS FOR EXISTING RESIDENTS Healthcare Finance/Banking/Insurance Technology Professional Services Education Retail Restaurants/ Food Service Government Manufacturing Hospitality Total Portfolio 14% 8% 8% 7% 7% 6% 5% 4% 4% 3% New resident income up 17% since 2019

Continued Low Resident Turnover Throughout the pandemic our total move outs to a single-family home have stayed within the historical average (range of 25% - 27%). Trailing 12 Month Resident Turnover % of Total Move Outs to Rent or Buy Single Family Homes Resident Turnover and Move Outs Associated with Single-Family Housing Remain Low

Unit Interior Upgrades Will Drive Higher Value over Next Two to Three Years

Property Redevelopment Program

~21K unit upgrades over last 3 years

OPPORTUNITY

- Approximately 15K units remaining for redevelopment across Same Store portfolio with potential to create additional rent growth value

SCOPE

- Redevelopments are performed on turn at select communities (properties remain in Same Store group), minimizing down time and allowing us to continually refine the program with real-time improvements
- Standard program includes kitchen and bath upgrades
  - Stainless ENERGY STAR rated appliances
  - Countertop replacement
  - Updated cabinetry
  - Water efficient plumbing fixtures
  - Energy efficient light fixtures
  - Flooring

Kitchen Update


Before
After

MAA Gateway, Charlotte, NC

Redevelopment Program provides opportunity to further green our portfolio.

PROGRAM RESULTS

	2018A	2019A	2020A	2021F
Production	8,155	8,329	4,211	6,000-7,000
Average Per Unit Cost	$6,138	$5,876	$6,201	$6,500-$7,500
Average Rent Increase	10.5%	9.8%	9.5%	9%-10%

MAA 12

Future Redevelopment Opportunity Potential for Continued Value Capture Remains MAA REDEVELOPMENT PIPELINE Currently Identified Redevelopment Opportunity Future Value Opportunity Revenue At 5.0% Cap Rate Net Value Creation $18.1M $362.0M $276.8M Legacy MAA Legacy CLP Legacy PPS Total MAA Units 5,508 4,905 4,659 15,072 Capital $24.8M $22.1M $38.3M $85.2M Incremental Revenue $5.2M $4.6M $8.3M $18.1M Top 10 2021 Markets For Redevelopment Atlanta, GA Tampa, FL Charlotte, NC Dallas, TX Washington, DC Phoenix, AZ Nashville, TN Raleigh/Durham, NC Orlando, FL Charleston, SC 15K units of opportunity <250 Redeveloped Units >250 Redeveloped Units Unit redevelopment in 2022 expected to drive 25bps of NOI margin expansion

Repositioning Select Properties to Drive Additional Value MAA Buckhead, Atlanta, GA Updated Leasing Centers Conference Areas to Support Remote Work Exterior Amenities for Today’s Lifestyles MAA Stratford, Atlanta, GA MAA McKinney, Dallas, TX Dramatic Transformations MAA Worthington, Dallas, TX Property Repositioning Program Thoughtful Upgrades to Maximize Revenue Program differentiated from kitchen/bath redevelopment – includes upgrade of amenities, exteriors and common areas to keep pace with market demand Candidates evaluated on location, potential for rent growth, competition and incoming supply Expected 2021 investment of $28-$30M which includes continued spending on projects started in 2020 (average 8% cash on cash return) 7 of 8 2020 projects were complete as of September 30, 2021, and driving $113/unit rent increase on average 8 additional projects underway as of September 2021 Expected to drive 10bps of margin expansion in 2022 8 NEW projects underway in 2021 Before After

MAA continues to adopt, develop and deploy innovative solutions to enhance our leasing efficiency and effectiveness as well as our online presence Adapting our approach as prospects’ needs change, multiple tour options available including contactless visits Prominent Call to Action buttons to increase and accelerate conversions Personalization strategy focuses on increasing and accelerating online conversions using targeted content as well as making desired content easier to find Online conversion tool guides prospects throughout their rental journey with an interactive and personalized experience Community features, floor plans, points of interest and more tailored to each prospect MAA’s Next Generation Platform Expands and Upgrades Leasing Toolbox Objective to create a multi-functional and fully integrated self-service/self-touring leasing platform that results in a seamless, easy to use process for the entire resident journey from initial prospect engagement to ultimate move out. Technology rollout staggered with careful piloting of complementary platforms Continuous Search Engine Optimization enhancements help keep MAA at top of page Online Reputation Management increases digital curb appeal through online reviews Google Analytics provides concrete data for strategic implementations on the website Virtual Leasing Platform Creates Competitive Advantage

Technology Advances Enhance Operations and Add Value

Smart Home Technology Roll-out Continues

23K-24K expected installs in **2021**

2020, 2021, 2022 Roll-out

- Mobile control of lights and thermostat as well as leak monitoring provides additional resident value
- Additional synergy opportunities in repairs and maintenance, capex, and vacant and house electric charges
- Continued upgrades and expansion will enhance quality of self touring experience
- Installed approximately 47K units project to date through Q3 2021
- Approximately $25 per unit additional monthly rent revenue
- Expect to install 20-25k additional units in 2022
- Benefit of 2021 and 2022 installations expected to contribute **30-40bps** of NOI margin in 2022



MOBILE APP | LIGHTING CONTROL | SMART LOCK | SMART THERMOSTAT | VOICE CONTROL | LEAK SENSORS




ALLOY

Programs Recently Completed

- ✓ New 24/7 central call center platform
- ✓ Enhanced Online Recruiting Tools
- ✓ Utility Monitoring Enhancements
- ✓ SightPlan – Mobile Inspections for Service Technicians
- ✓ Enhanced Company Website and Data Analysis
- ✓ Virtual Leasing: Artificial Intelligence, Chat, and Prospect Engagement Tools

Programs to be Piloted/Implemented in 2022

- New prospect-centric CRM platform with enhanced ILS syndication and more seamless online leasing connectivity
- Enhanced AI and chatbot options
- Mobile self touring application
- Automated maintenance work order system

We expect to capture **100-200bps** of operating margin expansion over the next two years from a combination of (a) property redevelopment and repositioning opportunities, and (b) efficiencies and enhanced performance from these various new technology initiatives.

MAA 16

Development Program Supports Balanced and Diversified Portfolio Strategy Novel Daybreak, Salt Lake City, UT Novel West Midtown, Atlanta, GA MAA Windmill Hill, Austin, TX Sand Lake, Orlando, FL MAA Park Point, Houston, TX MAA Westglenn, Denver, CO MIDRISE INNER LOOP Novel Val Vista, Phoenix, AZ MAA Robinson, Orlando, FL MIDRISE INNER LOOP MIDRISE INNER LOOP MIDRISE SUBURBAN HIGH RISE URBAN GARDEN STYLE SUBURBAN GARDEN STYLE SUBURBAN MIDRISE SUBURBAN

Development Pipeline and Lease-ups Poised To Deliver Value

- Established history and success of disciplined capital deployment will govern growth through new development
- Design and investment managed from an owner/operator perspective; long-term margins optimized
- New projects started in Salt Lake City (new market) and Atlanta in 2Q 2021
- Own/control land sites in Denver (3), Tampa, and Raleigh; negotiating potential pre-purchase opportunities in Salt Lake City and Charlotte

6.0%
AVERAGE EXPECTED STABILIZED NOI YIELD

$37M - $38M
TOTAL EXPECTED STABILIZED INCREMENTAL NOI

ACTIVE DEVELOPMENTS AT 09/30/2021

PROPERTY	MSA	TOTAL UNITS	TOTAL EXP COST (IN MILLIONS)	EXPECTED INITIAL OCCUPANCY	EXPECTED STABILIZATION[1]
Sand Lake[2]	Orlando, FL	264	$ 68.0	2Q 2021	3Q 2022
MAA Westglenn	Denver, CO	306	$ 84.5	2Q 2021	4Q 2022
MAA Robinson	Orlando, FL	369	$ 99.0	2Q 2021	1Q 2023
MAA Park Point	Houston, TX	308	$ 57.0	2Q 2021	1Q 2023
MAA Windmill Hill	Austin, TX	350	$ 63.0	1Q 2022	4Q 2023
Novel Val Vista[3]	Phoenix, AZ	317	$ 72.5	3Q 2022	2Q 2024
Novel West Midtown[3]	Atlanta, GA	340	$ 89.5	4Q 2022	3Q 2024
Novel Daybreak[3]	Salt Lake City, UT	400	$ 94.0	4Q 2022	4Q 2024
TOTAL ACTIVE DEVELOPMENTS		2,654	$ 627.5		

6.0%
STABILIZED NOI YIELD

$4.5M - $5M
TOTAL EXPECTED STABILIZED INCREMENTAL NOI

ACTIVE LEASE-UPS AT 9/30/2021

PROPERTY	MSA	TOTAL UNITS	TOTAL COST (IN MILLIONS)	PHYSICAL OCCUPANCY	EXPECTED STABILIZATION[1]
Novel Midtown[3]	Phoenix, AZ	345	$ 82.1	76.8%	2Q 2022
TOTAL ACTIVE LEASE-UPS		345	$ 82.1		

Spread between projected cost basis and current cap rates supports value accretion of approximately $347M from the current pipeline[4]

Source: Company 3Q 2021 Earnings Release Supplemental
[1] Communities are considered stabilized after achieving 90% average physical occupancy for 90 days
[2] MAA owns 95% of the joint venture that owns this property with a right to purchase the remainder after stabilization
[3] MAA owns 80% of the joint venture that owns this property with a right to purchase the remainder after stabilization
[4] Based on 4.0% Nominal Cap Rate; includes 3Q 2021 development and lease-up pipeline

MAA 18

Investment Grade Balance Sheet Debt Summary ($ in millions) At 9/30/2021 Unsecured Public Bonds $4,150 91.4% Unsecured Private Bonds 0 0.0% Commercial Paper 25 0.6% Total Unsecured Debt1 $4,175 92.0% Total Secured Debt $366 8.0% Total Debt $4,541 Note: Total Capitalization is defined here as common shares and units outstanding multiplied by the closing stock price on 9/30/2021, plus total debt outstanding at 9/30/2021, plus Preferred stock ($50 redeemable stock price multiplied by total shares outstanding). $22.14B Common Equity $4.58B Total Debt + Preferred Debt + Preferred/Total capitalization: 17.2% credit ratings SHORT TERM LONG TERM OUTLOOK Standard & Poor’s Ratings Services2 A-2 BBB+ STABLE Moody’s Investors Service3 P-2 Baa1 STABLE Fitch Ratings2 F2 BBB+ POSITIVE 1 At 9/30/2021, there was no outstanding balance on the revolving credit facility. 2 Corporate credit rating assigned to MAA and MAALP 3 Corporate credit rating assigned to MAALP, the operating partnership of MAA

Strong Balance Sheet and Manageable Debt Maturity Profile

CREDIT METRICS AT 9/30/2021

	MAA	SECTOR AVG[2,3]
Total debt / adjusted total assets[1]	30.3%	32.4%
Total secured debt / adjusted total assets[1]	2.4%	4.7%
Unencumbered NOI / total NOI	95.1%	92.5%
Net Debt / Adjusted EBITDA*re*[4]	4.61x	5.82x
Consolidated income available for debt service to total annual debt service charge[1]	5.80x	5.38x
Weighted average maturity of debt (in years)	8.9	8.5

[1] MAA calculations as specifically defined in Mid-America Apartments, L.P.'s debt agreements.
[2] Sector average represents publicly disclosed sector equivalent.
[3] Sector constituents include AVB, CPT, EQR, ESS and UDR; data is from 3Q 2021 company filings
[4] Adjusted EBITDAre in this calculation represents the trailing twelve-month period ended September 30, 2021. A reconciliation of the following items and an expanded discussion of their respective components can be found in the accompanying Appendix: (i) EBITDA, EBITDAre and Adjusted EBITDAre to Net income; and (ii) Net Debt to Unsecured notes payable and Secured notes payable.

DEBT MATURITY PROFILE ($ IN MILLIONS) AT 9/30/2021

Weighted Average Interest Rate	3.4%
Weighted Average Maturity	8.9 years

99.4% Total Debt is Fixed Rate



Debt[1]
Revolving Credit Facility & Commercial Paper
$25.0
$124.8
$348.7
$397.8
$402.6
$296.2
$595.6
$395.9
$560.7
$297.1
$1,096.5
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031+

	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031+
% MATURING	0.6%	2.8%	7.7%	8.8%	8.9%	6.5%	13.1%	8.7%	12.3%	6.5%	24.1%

[1] Debt excluding unsecured revolving credit facility and unsecured commercial paper program.

MAA 20

A Brighter View for Today and Tomorrow: Our Sustainability Commitment

As part of our ongoing mission to provide exceptional service and superior value to our stakeholders, we are committed to the responsible stewardship of our resources and the enhancement of programs that support our environmental, social and governance practices.

We demonstrate this commitment by

SETTING MEASURABLE TARGETS

2018 – 2028
REDUCTION GOALS

ENERGY USE INTENSITY	GREEN HOUSE GAS INTENSITY	WATER USE INTENSITY
15%	15%	10%

IMPROVING DISCLOSURES

ISS QUALITY SCORE	ENVIRONMENTAL	SOCIAL	GOVERNANCE	SCALE RANGE
	4	4	1	1: LOW RISK 10: HIGH RISK

IMPLEMENTING PROGRAMS FOCUSED ON THE ENVIRONMENT

- LED lighting retrofits in interior and exterior common areas
- Incorporating energy and water efficient options in redevelopment program
- Routine unit maintenance and audits
- ENERGY STAR appliances on replacements
- Smart Home technology roll-out throughout portfolio
- Smart irrigation controls and monitoring
- Landscapes with drought tolerant plantings and turf reduction through xeriscaping
- Real time water use monitoring at sub-metered communities
- ENERGY STAR benchmarking and certifications
- Green Building Certification for all new developments
- Community and office recycling programs

GRESB

Continued Improvement in 2021

2021 GRESB SCORE THREE GREEN STARS	MANAGEMENT SCORE	PERFORMANCE SCORE
74/100	30/30	44/70

2020 GRESB RESULTS:
SCORE: 67/100; MANAGEMENT: 30/30: PERFORMANCE: 38/70

NEW FOR 2021*

CDP
Inaugural Public Filing

Corporate Responsibility Report

GRI | SASB | TCFD Disclosures

*Available by end of 2021

MAA 21

A Brighter View for Today and Tomorrow: Our Sustainability Commitment

SUPPORTING OUR ASSOCIATES' WELL--BEING

HEALTH & WELLNESS Comprehensive Medical, Dental and Vision Insurance; Flexible Spending Accounts; Employee Assistance Program

FINANCIAL WELL-BEING Competitive Pay; Increased Associate Minimum to $15/hour; Incentive Bonuses; 401(k) Savings Plan with Company Match; Rent Discount

CAREER DEVELOPMENT Ongoing Education and Training Opportunities; Tuition & Certification Reimbursement; Career Mentor Program; Leadership Development

BELONGING Strong Company Culture; Robust Communication & Recognition Programs; Inclusive Diversity Council; Associate Surveys; Disaster Relief Program

FOCUSING ON DIVERSITY AND INCLUSION

- Inclusive Diversity Council
- Unconscious Bias Training for Leaders
- Required Annual Training on Harassment and Discrimination for all Associates
- Culture Committee

CARING FOR OUR BROADER COMMUNITY

OPEN ARMS

Open Arms, now in its 27th year, continues its mission to provide fully-furnished apartment homes in MAA's existing communities to individuals and families who must travel for critical medical treatment.



- 53 homes in 13 states
- Over 3,000 families helped
- Over 250,000 nights of rest provided
- Approximately $308K raised by employees in 2020 (despite pandemic)

ELEVATING THE RESIDENT EXPERIENCE

- Responsive service program and routine surveys
- Online resident portal for ease of transactions, service request submission and communication
- Property amenities to promote healthy lifestyles
- Ongoing resident engagement and events

MAA 22

Performance for Shareholders Steady Annual Core FFO Growth Consistent and compounding Core FFO and dividend growth through market cycles; high quality earnings stream Strong dividend track record; steady growth and well covered Top tier shareholder returns within the multifamily sector Annual Compounded Total Shareholder Return At October 29, 2021 1 YR 3 YR 5 YR 10 YR 15 YR 20 YR MAA 79.6% 31.9% 21.0% 16.8% 12.6% 16.8% PEER AVG* 80.5% 16.8% 13.2% 11.5% 8.8% 12.9% SOURCE: S&P Global * Peer average includes multifamily peers: AVB, CPT, EQR, ESS and UDR & excludes MAA

Appendix At September 30, 2021 Reconciliation of Non-GAAP Financial Measures Definitions of Non-GAAP Financial Measures and Other Key Terms

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Amounts in thousands, except per share and unit data

	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Net income available for MAA common shareholders	$ 83,557	$ 58,988	$ 345,384	$ 168,854
Depreciation and amortization of real estate assets	132,803	125,916	392,586	376,430
Loss (gain) on sale of depreciable real estate assets	313	(20)	(134,515)	7
Depreciation and amortization of real estate assets of real estate joint venture	154	153	463	458
Net income attributable to noncontrolling interests	2,568	2,126	11,636	6,096
Funds from operations attributable to the Company	219,395	187,163	615,554	551,845
(Gain) loss on embedded derivative in preferred shares (1)	(13,432)	(1,342)	(11,492)	14,603
Gain on sale of non-depreciable real estate assets	(170)	(1,366)	(202)	(995)
(Gain) loss from unconsolidated limited partnerships, net of tax (1)(2)	(7,985)	100	(14,231)	(4,085)
Net casualty loss and other settlement proceeds (3)	244	511	2,004	1,207
Loss on debt extinguishment (1)	13,354	345	13,391	344
Non-routine legal costs and settlements (1)	(700)	—	(716)	40
COVID-19 related costs (1)	492	376	911	2,983
Mark-to-market debt adjustment (4)	67	83	234	(9)
Core funds from operations	211,265	185,870	605,453	565,933
Recurring capital expenditures	(26,377)	(19,720)	(61,809)	(59,412)
Core adjusted funds from operations	184,888	166,150	543,644	506,521
Redevelopment capital expenditures	(20,752)	(11,627)	(69,632)	(35,650)
Revenue enhancing capital expenditures	(11,402)	(8,135)	(29,488)	(24,510)
Commercial capital expenditures	(877)	(765)	(2,303)	(2,303)
Other capital expenditures (5)	(21,223)	(6,389)	(45,331)	(17,065)
Funds available for distribution	$ 130,634	$ 139,234	$ 396,890	$ 426,993
Dividends and distributions paid	$ 121,500	$ 118,232	$ 364,393	$ 354,976
Weighted average common shares - diluted	115,229	114,468	114,873	114,487
FFO weighted average common shares and units - diluted	118,540	118,432	118,511	118,400
Earnings per common share - diluted:				
Net income available for common shareholders	$ 0.73	$ 0.52	$ 3.01	$ 1.47
Funds from operations per Share - diluted	$ 1.85	$ 1.58	$ 5.19	$ 4.66
Core funds from operations per Share - diluted	$ 1.78	$ 1.57	$ 5.11	$ 4.78
Core adjusted funds from operations per Share - diluted	$ 1.56	$ 1.40	$ 4.59	$ 4.28

(1) Included in Other non-operating (income) expense in the Consolidated Statements of Operations

(2) For the three and nine months ended September 30, 2021, $10.1 million and $18.0 million, respectively, of gains from unconsolidated limited partnerships are offset by $2.1 million and $3.8 million, respectively, of income tax expense. For the nine months ended September 30, 2020, $4.8 million of gains from unconsolidated limited partnerships are offset by $0.7 million of income tax expense.

(3) During the nine months ended September 30, 2021, MAA incurred $21.4 million in casualty losses related to winter storm Uri (primarily building repairs, landscaping and asset write-offs). The majority of the storm costs are expected to be reimbursed through insurance coverage. A receivable has been recognized in Other non-operating (income) expense for the amount of the recorded losses that MAA expects to be recovered. Additional costs related to the storm that are not expected to be recovered through insurance coverage, along with other unrelated casualty losses and recoveries, are reflected in this adjustment. The adjustment is primarily included in Other non-operating (income) expense in the Consolidated Statements of Operations.

(4) Included in Interest expense in the Consolidated Statements of Operations.

(5) During the three and nine months ended September 30, 2021, MAA spent $16.0 million and $30.2 million, respectively, in reconstruction-related capital expenditures due to winter storm Uri. The majority of the storm costs are expected to be reimbursed through insurance coverage.

MAA 25

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Dollars in thousands

	Three Months Ended			Nine Months Ended	
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Operating Income					
Same Store NOI	$ 269,393	$ 257,071	$ 244,513	$ 779,194	$ 747,581
Non-Same Store and Other NOI	10,344	11,095	8,872	31,246	26,285
Total NOI	279,737	268,166	253,385	810,440	773,866
Depreciation and amortization	(134,611)	(131,824)	(127,679)	(397,938)	(381,257)
Property management expenses	(13,831)	(13,752)	(12,691)	(40,522)	(39,064)
General and administrative expenses	(12,670)	(13,114)	(11,360)	(38,763)	(35,181)
Interest expense	(39,234)	(38,867)	(41,010)	(117,773)	(126,610)
(Loss) gain on sale of depreciable real estate assets	(313)	134,828	20	134,515	(7)
Gain on sale of non-depreciable real estate assets	170	32	1,366	202	995
Other non-operating income (expense)	10,344	20,126	242	14,557	(13,647)
Income tax expense	(2,803)	(2,045)	(665)	(5,847)	(2,532)
Income from real estate joint venture	258	325	428	915	1,153
Net income attributable to noncontrolling interests	(2,568)	(7,397)	(2,126)	(11,636)	(6,096)
Dividends to MAA Series I preferred shareholders	(922)	(922)	(922)	(2,766)	(2,766)
Net income available for MAA common shareholders	$ 83,557	$ 215,556	$ 58,988	$ 345,384	$ 168,854

MAA 26

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre TO NET INCOME

Dollars in thousands

	Three Months Ended		Twelve Months Ended	
	September 30, 2021	September 30, 2020	September 30, 2021	December 31, 2020
Net income	$ 87,047	$ 62,036	$ 446,085	$ 264,015
Depreciation and amortization	134,611	127,679	527,523	510,842
Interest expense	39,234	41,010	158,725	167,562
Income tax expense	2,803	665	6,642	3,327
EBITDA	263,695	231,390	1,138,975	945,746
Loss (gain) on sale of depreciable real estate assets	313	(20)	(134,532)	(9)
Adjustments to reflect the Company's share of EBITDA*re* of unconsolidated affiliates	337	337	1,353	1,349
EBITDA*re*	264,345	231,707	1,005,796	947,086
Gain on embedded derivative in preferred shares [1]	(13,432)	(1,342)	(28,657)	(2,562)
Gain on sale of non-depreciable real estate assets	(170)	(1,366)	(231)	(1,024)
(Gain) loss from unconsolidated limited partnerships, net of tax [1][2]	(7,985)	100	(14,903)	(4,757)
Net casualty loss and other settlement proceeds [3]	244	511	1,281	484
Loss on debt extinguishment [1]	13,354	345	13,391	344
Non-routine legal costs and settlements [1]	(700)	—	(794)	(38)
COVID-19 related costs [1]	492	376	1,464	3,536
Mark-to-market debt adjustment [4]	67	83	316	75
Adjusted EBITDA*re*	$ 256,215	$ 230,414	$ 977,663	$ 943,144

(1) Included in Other non-operating (income) expense in the Consolidated Statements of Operations.
(2) For the three and twelve months ended September 30, 2021, $10.1 million and $18.8 million, respectively, of gains from unconsolidated limited partnerships are offset by $2.1 million and $3.9 million, respectively, of income tax expense. For the twelve months ended December 31, 2020, $5.6 million of gains from unconsolidated limited partnerships are offset by $0.8 million of income tax expense.
(3) During the twelve months ended September 30, 2021, MAA incurred $21.4 million in casualty losses related to winter storm Uri (primarily building repairs, landscaping and asset write-offs). The majority of the storm costs are expected to be reimbursed through insurance coverage. A receivable has been recognized in Other non-operating (income) expense for the amount of the recorded losses that MAA expects to be recovered. Additional costs related to the storm that are not expected to be recovered through insurance coverage, along with other unrelated casualty losses and recoveries, are reflected in this adjustment. The adjustment is primarily included in Other non-operating (income) expense in the Consolidated Statements of Operations.
(4) Included in Interest expense in the Consolidated Statements of Operations.

MAA 27

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET Dollars in thousands                 September 30, 2021     December 31, 2020   Unsecured notes payable   $ 4,175,256     $ 4,077,373   Secured notes payable     365,631       485,339   Total debt     4,540,887       4,562,712   Cash and cash equivalents     (29,811)     (25,198) Net Debt   $ 4,511,076     $ 4,537,514   Dollars in thousands                 September 30, 2021     December 31, 2020   Total assets   $ 11,254,132     $ 11,194,791   Accumulated depreciation     3,722,917       3,415,105   Accumulated depreciation for Assets held for sale (1)     16,512       —   Gross Assets   $ 14,993,561     $ 14,609,896   Dollars in thousands                 September 30, 2021     December 31, 2020   Real estate assets, net   $ 10,932,925     $ 10,967,115   Accumulated depreciation     3,722,917       3,415,105   Assets held for sale, net     42,441       —   Accumulated depreciation for Assets held for sale (1)     16,512       —   Cash and cash equivalents     29,811       25,198   Gross Real Estate Assets   $ 14,744,606     $ 14,407,418

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO CORE FFO AND CORE AFFO PER SHARE FOR 2021 GUIDANCE (1) Non-Core FFO items may include adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, non-routine legal costs and settlements, COVID-19 related costs and mark-to-market debt adjustments.     Full Year 2021 Guidance Range       Low     High   Earnings per common share - diluted   $ 4.58     $ 4.70   Real estate depreciation and amortization     4.15       4.15   Gains on sale of depreciable assets     (1.78)     (1.78) FFO per Share - diluted     6.95       7.07   Non-Core FFO items (1)     (0.07)     (0.07) Core FFO per Share - diluted     6.88       7.00   Recurring capital expenditures     (0.68)     (0.68) Core AFFO per Share - diluted   $ 6.20     $ 6.32

Definitions of Non-GAAP Financial Measures Adjusted EBITDAre For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, non-routine legal costs and settlements, COVID-19 related costs and mark-to-market debt adjustments. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance.   Core Adjusted Funds from Operations (Core AFFO) Core AFFO is composed of Core FFO less recurring capital expenditures. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures.   Core Funds from Operations (Core FFO) Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, non-routine legal costs and settlements, COVID-19 related costs and mark-to-market debt adjustments. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.  EBITDA For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance.  EBITDAre For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable asset sales and plus adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Funds Available for Distribution (FAD) FAD is composed of Core FFO less total capital expenditures, excluding development spending and property acquisitions. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.

Definitions of Non-GAAP Financial Measures Funds From Operations (FFO) FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gains or losses on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.  Gross Assets Gross Assets represents Total assets plus Accumulated depreciation and Accumulated depreciation for Assets held for sale. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.  Gross Real Estate Assets Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Assets held for sale, Accumulated depreciation for Assets held for sale and Cash and cash equivalents. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.  Net Debt Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents. MAA believes Net Debt is a helpful tool in evaluating its debt position.   Net Operating Income (NOI) Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI by market is a helpful tool in evaluating the operating performance within MAA’s markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.  Same Store NOI Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating the operating performance within MAA's markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Non-Same Store and Other NOI Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating the operating performance within MAA’s markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Definitions of Other Key Terms Average Effective Rent per Unit Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit. Average Physical Occupancy Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period.   Development Communities Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio.   Lease-up Communities New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized after achieving at least 90% average physical occupancy for 90 days.   Non-Same Store and Other Portfolio Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been identified for disposition, communities that have undergone a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties.   Same Store Portfolio MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized after achieving at least 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have undergone a significant casualty loss are also excluded from the Same Store Portfolio.   Unencumbered NOI Unencumbered NOI represents NOI generated by unencumbered assets (as defined in MAALP’s bond covenants).